EXHIBIT 99.1

First Northern Community Bancorp Reports
First Quarter 2025 Net Income of $3.7 Million

For immediate release

Dixon, Calif., April 29, 2025 — First Northern Community Bancorp (the “Company”, OTCQX: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today reported net income of $3.7 million, or $0.23 per diluted share, for the three months ended March 31, 2025, down 14.2% compared to net income of $4.3 million, or $0.26 per diluted share, for the three months ended March 31, 2024.
Total assets as of March 31, 2025, were $1.88 billion, a decrease of $11.4 million, or 0.6%, compared to March 31, 2024. Total net loans (including loans held-for-sale) as of March 31, 2025, were $1.04 billion, a decrease of $6.1 million, or 0.6%, compared to total net loans (including loans held-for-sale) of $1.05 billion as of March 31, 2024. The decrease in net loans was primarily driven by net reductions in commercial real estate and agricultural loans, which were partially offset by growth in commercial loans. Total deposits as of March 31, 2025, were $1.67 billion, a decrease of $34.1 million, or 2.0%, compared to March 31, 2024.
The Company continued to be “well capitalized” under regulatory definitions, exceeding the 10% total risk-based capital ratio threshold as of March 31, 2025.
Commenting on the Company’s first quarter financial results, First Northern Bank’s President & Chief Executive Officer, Jeremiah Z. Smith, stated, “First quarter results reported continued momentum in improving our net margin, which increased from 3.49% for the three months ended March 31, 2024, to 3.64% for the three months ended March 31, 2025, an improvement of 15 basis points, or 4.3%. This improvement was partially due to increased yields on our securities portfolio and disciplined pricing on our interest-bearing deposits, which, when combined with our high levels of non-interest-bearing deposits, continued to keep our cost of funds low. Our improvement in net margin was offset by an increase in loan loss provision due to a specific reserve of $2.8 million, which was recorded during the first quarter.  This was partially offset by a decrease in total reserve required due to a decrease in calculated loss rates as of March 31, 2025. As a result, the Company recorded provision expense of $850,000 for the quarter compared to a release of provision of $300,000 for the same period last year.”
Commenting further, President & CEO Smith stated: “We remain committed to improving shareholder value, with stockholders’ equity improving from $176.3 million on December 31, 2024, to $187.8 million on March 31, 2025 - an increase of $11.5 million, or 6.5% primarily due to net income of $3.7 million and a decrease in accumulated other comprehensive loss of $8.9 million. This growth in stockholders’ equity contributed to an increase in book value per share, which rose from $11.06 at the end of 2024 to $11.81 at the end of the first quarter of 2025 - an increase of $0.75, or 6.8%.”
On March 25, 2025, the Company paid a 5% stock dividend to all shareholders of record as of February 28, 2025.  Per share data in this press release has been adjusted for this stock dividend.

FIRST QUARTER HIGHLIGHTS (UNAUDITED)

Performance and operating highlights for the Company for the periods noted below included the following:

	Three months ended
(in thousands, except per share and share data)	March 31, 2025	December 31, 2024	March 31, 2024
Return on average assets (“ROAA”) (annualized)	0.79%	1.20%	0.92%
Return on average equity (“ROAE”) (annualized)	8.23%	12.96%	10.69%
Pre-tax income	$4,956	$8,135	$5,942
Net income	$3,671	$5,846	$4,276
Net interest margin (annualized)	3.64%	3.60%	3.49%
Cost of funds (annualized)	0.86%	0.86%	0.76%
Efficiency ratio	66.62%	57.34%	66.55%
Basic earnings per common share	$0.23	$0.37	$0.27
Diluted earnings per common share	$0.23	$0.37	$0.26
Weighted average basic common shares outstanding	15,650,176	15,727,458	15,976,904
Weighted average diluted common shares outstanding	15,879,822	15,975,949	15,976,904
Shares outstanding at end of period	15,897,929	15,943,051	16,309,307

Summary Results (Unaudited)

The following is a summary of the components of the Company’s operating results for the periods indicated:

	Three months ended
(in thousands, except per share data)	March 31, 2025	December 31, 2024	$ Change	% Change
Selected operating data:
Net interest income	$15,943	$16,524	$(581)	(3.52)%
Provision for (reversal of) credit losses	850	(450)	1,300	(288.89)%
Non-interest income	1,453	1,490	(37)	(2.48)%
Non-interest expense	11,590	10,329	1,261	12.21%
Pre-tax income	4,956	8,135	(3,179)	(39.08)%
Provision for income taxes	1,285	2,289	(1,004)	(43.86)%
Net income	$3,671	$5,846	$(2,175)	(37.20)%

	Three months ended
(in thousands, except per share data)	March 31, 2025	March 31, 2024	$ Change	% Change
Selected operating data:
Net interest income	$15,943	$15,362	$581	3.78%
Provision for (reversal of) credit losses	850	(300)	1,150	(383.33)%
Non-interest income	1,453	1,507	(54)	(3.58)%
Non-interest expense	11,590	11,227	363	3.23%
Pre-tax income	4,956	5,942	(986)	(16.59)%
Provision for income taxes	1,285	1,666	(381)	(22.87)%
Net income	$3,671	$4,276	$(605)	(14.15)%

Balance Sheet Summary (Unaudited)

(in thousands)	March 31, 2025	December 31, 2024	$ Change	% Change
Selected financial condition data:
Total assets	$1,875,700	$1,891,722	$(16,022)	(0.85)%
Cash and cash equivalents	111,717	119,448	(7,731)	(6.47)%
Total loans, net (including loans held-for-sale)	1,041,210	1,046,852	(5,642)	(0.54)%
Total investments	637,168	633,853	3,315	0.52%
Total liabilities	1,687,895	1,715,390	(27,495)	(1.60)%
Total deposits	1,674,807	1,700,089	(25,282)	(1.49)%
Total shareholders’ equity	187,805	176,332	11,473	6.51%

Net Interest Income and Net Interest Margin (Unaudited)

The following table shows the components of net interest income and net interest margin for the quarterly periods indicated:

	Three months ended
	March 31, 2025				December 31, 2024			March 31, 2024
	Average Balance	Interest Income/ Expense	Yields Earned/ Rates Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Rates Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Rates Paid
Assets
Interest-earning assets:
Loans	$1,042,59	$13,602	5.29%	$1,044,2	$13,769	5.23%	$1,047,38	$13,475	5.16%
Certificates of deposit	15,868	161	4.11%	17,320	182	4.17%	18,669	183	3.93%
Interest-bearing due from Banks	70,468	727	4.18%	104,261	1,400	5.33%	123,224	1,532	4.99%
Investment securities, Taxable	587,332	4,348	3.00%	598,665	4,276	2.83%	525,261	2,845	2.17%
Investment securities, non-taxable	50,403	393	3.16%	51,392	391	3.03%	37,975	252	2.66%
Other interest-earning assets	10,518	272	10.49%	10,518	267	10.10%	10,518	256	9.76%
Total average interest- earning assets	1,777,148	19,503	4.45%	1,826,708	20,285	4.42%	1,763,005	18,543	4.22%
Non-interest-earning assets:
Cash and due from banks	34,338			38,617			36,100
Premises & equipment, net	9,145			9,336			9,852
Interest receivable and other assets	52,755			53,265			56,451
Total average assets	$1,873,386			$1,927,926			$1,865,408

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction deposits	$385,953	$691	0.73%	$377,274	$657	0.69%	$372,188	$511	0.55%
Savings and MMDA’s	451,198	1,550	1.39%	452,828	1,569	1.38%	430,611	1,195	1.11%
Time, $250,000 and under	99,503	973	3.97%	110,293	1,352	4.88%	115,881	1,211	4.19%
Time, over $250,000	44,028	346	3.19%	42,018	183	1.73%	26,556	264	3.99%
Total average interest- bearing liabilities	980,682	3,560	1.47%	982,413	3,761	1.52%	945,236	3,181	1.35%
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	697,972			749,973			741,886
Interest payable and other liabilities	13,919			16,602			17,913
Total average liabilities	1,692,573			1,748,988			1,705,035
Total average stockholders’ equity	180,813			178,938			160,373
Total average liabilities and stockholders’ equity	$1,873,386			$1,927,926			$1,865.408
Net interest income and net interest margin		$15,943	3.64%		$16,524	3.60%		$15,362	3.49%

About First Northern Bank

First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, Colusa, and Glenn counties, as well as the west slope of El Dorado County. Experts are available in small business, commercial, real estate, and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Real estate mortgage and small-business loan officers are available by appointment at any of the Bank’s 14 branches, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn, Rancho Cordova, Colusa, Willows, and Orland. Non-FDIC insured Investment and Brokerage Services are also available at every branch location. First Northern Bank is rated as a Veribanc “Green-3 Star Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended December 31, 2024 (www.veribanc.com) and (www.bauerfinancial.com). For additional information, please visit thatsmybank.com or call (707) 678-7742. Member FDIC. Equal Housing Lender.

Forward-Looking Statements

This press release and other public statements may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about the Company’s performance and focus on improving shareholder value, and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, trade, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company’s reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

Contact:
Jeremiah Z. Smith
President & Chief Executive Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California (707) 678-3041